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Metropolitan Life Insurance Company
One MetLife Plaza
27-01 Queens Plaza North
Long Island City, NY 11101

JOHN R. MURPHY
Associate General Counsel
Law Department
Tel 212 578-3096  Fax 212 578-3916


October 7, 2008

MetLife Insurance Company of Connecticut
MetLife of CT Separate Account Eleven for Variable Annuities
1300 Hall Boulevard
Bloomfield, Connecticut 06002

Gentlemen:

In my capacity as Associate General Counsel of Metropolitan Life Insurance Company, I am rendering the following opinion with the related filing with the Securities and Exchange Commission of the registration statement on Form N-4 (File No. 811-21262) under the Securities Act of 1933, as amended. The Registration Statement is being filed with respect to certain group and individual variable annuity contracts (the "Contracts") funded through MetLife of CT Separate Account Eleven for Variable Annuities (the "Separate Account").

It is my professional opinion that:

1. The Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commission of the State of Connecticut.

2. The Separate Account is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

3. The Contracts covered by the above Registration Statement, and all post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of the Company and the Separate Account.

4. Assets of the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

In forming this opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.



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October 7, 2008
Page 2


I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Respectfully submitted,

/s/ John R. Murphy

John R. Murphy
Associate General Counsel